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                                                                       EXHIBIT 5


                                 March 28, 1994





Home Shopping Network, Inc.
11831 30th Court North
St. Petersburg, Florida  33716

         RE:     VALIDITY OF COMMON STOCK

Ladies and Gentlemen:

         We are rendering this opinion in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 1,104,876 shares of common stock, par value $.01 per share (the "Common Stock"), of Home Shopping Network, Inc., a Delaware corporation (the "Company"), issuable to certain individuals pursuant to two stock option agreements and an employment agreement (the "Agreements").

         In connection with the preparation of this opinion, we have examined the minute books and stock records as presented to us by the Company, the Restated Certificate of Incorporation and Restated By-Laws of the Company, the Registration Statement, copies of resolutions duly adopted by the Board of Directors of the Company relating to the authorization and proposed issuance of the Common Stock, and certain documents relating to the Agreements. In addition, we have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified to our satisfaction such additional facts with respect to the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed for purposes of this opinion that all applicable laws, rules and regulations in effect at the time of the issuance of the Common Stock pursuant to the Agreements will be the





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Home Shopping Network, Inc.
March 28, 1994
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same as such laws, rules and regulations in effect as of the date hereof.

         Based on the foregoing, we are of the opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, the Common Stock, when issued and paid for pursuant to the terms of the Agreements, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.

                                        Very truly yours,

                                        /s/ Baker & McKenzie

                                        Baker & McKenzie